UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 12, 2004

PHOTON DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

California	000-27234	94-3007502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5970 Optical Court, San Jose, California	95138-1400
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(408) 226-9900

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On October 14, 2004, Photon Dynamics, Inc. issued a press release announcing its preliminary fiscal 2004 fourth quarter financial results. A copy of the press release is attached as Exhibit 99.1 to this current report and is incorporated herein by reference.

The information in this Section 2.02 and in the press release attached as Exhibit 99.1 to this current report, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Section 2.02 and in the accompanying exhibit shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by Photon Dynamics, Inc., whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2004, Mr. Richard P. Beck and Mr. Elwood H. Spedden each resigned from Photon Dynamics’ Board of Directors. Following these resignations, Photon Dynamics’ Board of Directors consisted of the following persons, a majority of which have been determined to be independent (as independence is currently defined in Rule 4200(a)(15) of the NASD listing standards):

Dr. Malcolm J. Thompson

Mr. Jeffrey A. Hawthorne

Mr. E. Floyd Kvamme*

Mr. Nicholas E. Brathwaite*

Mr. Michael J. Kim*

*	Independent

In addition, on that same day Dr. Thompson, the Executive Chairman of the Board of Photon Dynamics, called a Board meeting, which was held the next day, at which Mr. Kim was appointed as a member of the Audit Committee. The Board of Directors determined that the composition of the Audit Committee meets the requirements of Rule 4350(d)(2)(A) of the NASD listing standards.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release, dated October 14, 2004, announcing Photon Dynamics’ preliminary fiscal 2004 fourth quarter financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PHOTON DYNAMICS, INC.

Dated: October 14, 2004	By:	/s/ Richard Okumoto
Richard Okumoto
Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release, dated October 14, 2004, announcing Photon Dynamics’ preliminary fiscal 2004 fourth quarter financial results.